UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Estrella Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 318-9098

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Estrella Immunopharma, Inc. (the “Company”) held its Combined 2025/2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 29, 2026, at 10:00 a.m. Eastern Time by means of remote communication, in a virtual-only format, via live audio webcast.

As of the close of business on May 20, 2026, the record date for the Annual Meeting, there were 43,034,228 shares of the Company’s common stock outstanding and entitled to vote. Holders of 30,351,608 shares of common stock were present or represented by proxy at the Annual Meeting, constituting approximately 70.5% of the shares of common stock outstanding and entitled to vote and a quorum for the transaction of business.

One proposal was submitted to a vote of the Company’s stockholders at the Annual Meeting. The proposal is described in detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 27, 2026. The final voting results are set forth below.

Proposal 1— Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
30,351,203	400	5	0

There were no broker non-votes with respect to Proposal 1. Based on the final voting results, Proposal 1 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Estrella Immunopharma, Inc.

	By:	/s/ Peter Xu
	Name:	Peter Xu
	Title:	Chief Financial Officer

Date: June 30, 2026